Exhibit 99.1

PRESS RELEASE
Synthesis Energy Systems and Midas Resources Announce the Formation of SES Resource Solutions
Joint Venture to Secure Low-Cost Coal Resources to Enhance Value and
Accelerate Development of SES Coal Gasification Projects Worldwide
HOUSTON, TEXAS — June 22, 2011 — Synthesis Energy Systems, Inc. (Nasdaq: SYMX) (“SES”) and Midas Resources AG (“Midas”) announced today the formation of SES Resource Solutions, Ltd. (“SRS”), a 50/50 joint venture between SES and Midas.
SRS has been created to provide an expanded business development platform to increase and accelerate the value created for SES from its U-GAS® technology. Key objectives of the joint venture are to identify and procure low cost, low rank coal resources for which SES’ technology and the joint venture’s know-how represent the best route to commercialization; to provide investment opportunities in both gasification facilities and coal resources; and to facilitate the establishment of gasification projects globally based on SES’ technology. In pursuing these objectives, the joint venture will seek to minimize the requirement for joint venture shareholder capital and maximize the use of third party financing.
Terms of the joint venture agreement include:
•	SRS will have the exclusive right to promote SES’ gasification technology for the purpose of securing low-cost coal resources in projects worldwide that have been approved by SES;
•	Midas will provide expertise to originate and execute the above projects;
•	SES will provide SRS with technology licenses and engineering development support for use in developing the joint integrated coal resource projects;
•
SES and Midas will equally contribute to the formation and operation of SRS over a two-year period with an initial budget of USD$2.0MM for SES over that period, after which SRS should be self-funding; and

•	SRS will be managed by a four person board of directors, two of which will be appointed by SES and two of which will be appointed by Midas.
SES and Midas intend to establish separate entities for specific projects to attract external funding for these entities and will derive revenue from licensing fees, service fees, equity participation and royalties.
“In addition to our existing business development activities, we believe our participation in this joint venture offers a unique, highly competitive, and cost-effective means to drive value creation for our partners and our shareholders through the acquisition of ownership interests in coal resources,” stated Robert Rigdon, President and CEO of SES. “This would be realized via eventual sale of these positions and/or would provide revenues once these resources are in production. Together, we expect to accelerate the commercialization of our U-GAS® technology and create long-term value by combining this technology and our engineering services with Midas’ expertise in originating, developing and financing natural resource projects worldwide.”

Commenting on the formation of SRS, Mike Oppenheimer, a founding principal of Midas and Chairman of SRS, said, “Low rank coal resources are abundant in most areas of the world but remain largely untapped due to the significant technical challenges and costs associated with converting them into affordable clean energy products. We will leverage the advanced SES U-GAS® technology and capabilities along with our global natural resource business development experience and relationships to create investment opportunities for third parties which focus on the development of projects to create high value, clean-energy products from these resources.”
About Synthesis Energy Systems, Inc.
SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, visit www.synthesisenergy.com or call (713) 579-0600.
About Midas Resources AG
Midas is an international resource investment and strategic advisory firm headquartered in Baar, Switzerland, that provides operating, corporate and business development solutions to international mining companies. Midas works with owners, boards of directors and executive management to transform nascent or underperforming coal and iron ore resource positions into commercial undertakings through leadership of planning, financing, resource development and operational establishment. Midas was founded by Michael Oppenheimer, formerly CEO of Ferrexpo plc and President of BHP Coal, and Dennis McShane, formerly Executive Director of Ferrexpo plc and a Managing Director of J. P. Morgan Chase, and both have extensive experience in unlocking value from natural resources, especially coal and iron ore, as well as financial structuring and accessing the capital markets for such resource activities.
About SES Resource Solutions, Ltd.
SES Resource Solutions, Ltd. (SRS), a 50/50 joint venture between Synthesis Energy Systems, Inc. and Midas Resources AG, was created to provide additional avenues of commercialization for SES’ U-GAS® technology. For additional information on SRS, please click here and go to the “Integrated Coal Resources” tab.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations, its ability to reduce operating costs, the limited history and viability of its technology, the effect of the current international financial crisis on its business, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries and its ability to diversify, its ability to maintain production from its first plant in the ZZ joint venture, its ability to complete the expansion of the ZZ project, its ability to obtain the necessary approvals and permits for its Yima project and other future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, its ability to negotiate the terms of the conversion of the Yima project from methanol to glycol, the sufficiency of internal controls and procedures and the ability of SES to grow its business as a result of the ZJX and Zuari transactions as well as the SES joint venture. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.
Important Notice
In connection with the proposed ZJX transaction, SES intends to file a preliminary and definitive proxy statement with the SEC and to mail the definitive proxy statement to its stockholders. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the transaction. Information about the transaction will be set forth in the preliminary and definitive proxy statements to be filed by SES with the SEC. When available, you may obtain the preliminary and definitive proxy statements for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.
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Contact:

Synthesis Energy Systems, Inc.	MBS Value Partners, LLC
Kevin Kelly	Matthew D. Haines
Chief Accounting Officer	Managing Director
(713) 579-0600	(212) 710-9686
Kevin.Kelly@synthesisenergy.com	Matt.Haines@mbsvalue.com